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                                                                    Exhibit 15


                    [PricewaterhouseCoopers LLP Letterhead]

March 14, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our reports dated May 11, 2000; August 9, 2000 and October 26, 2000 on our reviews of interim financial information of Potomac Electric Power Company (Pepco) for the periods ended March 31, 2000; June 30, 2000 and September 30, 2000, respectively and included in Pepco's quarterly reports on Form 10-Q for the quarters then ended is incorporated by reference in the Registration Statement on Form S-4 dated March 14, 2001 of New RC, Inc.

Yours very truly,



PricewaterhouseCoopers, LLP